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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the use and incorporation by reference in this registration statement on Form S-3 of our report dated September 30, 1999, except for Note 15 as to which the date is November 2, 1999, related to the financial statements which are included herein and which appear in Emisphere Technologies, Inc.'s Annual Report, as amended, on Form 10-K/A for the year ended July 31, 1999. We also consent to the references to our firm under the captions "Summary Financial Data" and "Experts" in such registration statement.


                                        /s/ PricewaterhouseCoopers LLP

New York, New York
March 14, 2000